UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 12, 2005
FLOWSERVE CORPORATION
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-13179 (Commission File Number)	31-0267900 (I.R.S. Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas (Address of principal executive offices)	75039 (Zip Code)
Registrant’s telephone number, including area code: (972) 443 — 6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 12, 2005, Flowserve Corporation (the “Company”) entered into a credit agreement with Bank of America, N.A., as administrative agent, swingline lender and collateral agent and the other lenders party thereto (the “Lenders”), providing for term debt and a revolving credit facility (the “Credit Agreement”). The Credit Agreement provides for an aggregate commitment of $1 billion, including a $600 million term loan facility with a maturity date of August 12, 2012 (the “Term Loan Facility”) and a $400 million revolving credit facility with a maturity date of August 12, 2010 (the “Revolving Credit Facility”).
     On August 12, 2005, approximately $600 million and $140 million were advanced under the Term Loan Facility and Revolving Credit Facility, respectively. Of these proceeds, approximately $475 million was used to repay the indebtedness under the Company’s First Amended and Restated Credit Agreement dated as of May 2, 2002 among the Company, Flowserve France SAS, Bank of America, N.A., as administrative agent, collateral agent, and swingline lender, and Credit Suisse First Boston as syndication agent, and the other lenders party thereto (the “Existing Credit Agreement”). A portion of the proceeds under the Credit Agreement will also be used to redeem the Company’s and Flowserve Finance B.V.’s 12-1/4% Senior Subordinated Notes due 2010 (the “Senior Subordinated Notes”). Approximately $188.5 million and €65 million of principal is outstanding under the Senior Subordinated Notes. Notice of redemption has been delivered to the trustee for the Senior Subordinated Notes irrevocably calling all outstanding Senior Subordinated Notes for redemption on September 12, 2005. The Senior Subordinated Notes holders will receive 106.125% of the principal amount held, plus accrued interest to the redemption date. Future draws under the Revolving Credit Facility will be subject to various conditions, including that the Company and its subsidiaries have not suffered a material adverse change.
     In connection with entering the Credit Agreement, on August 12, 2005, the Company terminated the Existing Credit Agreement and its Letter of Credit Facility dated as of July 28, 2004 by and among Calyon New York Branch, as administrative agent, the lenders party thereto, the Company and certain of its subsidiaries. As of the redemption date of the Senior Subordinated Notes, the Company will also terminate its indentures dated as of August 8, 2000 among the Company, certain of its subsidiaries and The Bank of New York, as trustee.
     The loans under Term Loan Facility presently carry an interest rate of LIBOR plus 1.75%, subject to adjustment based on the Company’s leverage ratio. The Revolving Credit Facility presently carries an interest rate of LIBOR plus 1.75%, subject to adjustment based on the Company’s leverage ratio. The loans under the Term Loan Facility are payable in quarterly installments of $1.5 million commencing December 2005 and through September 2011, after which time the quarterly payments will increase to $141 million and will be paid through the maturity date of the Term Loan Facility.
     The Credit Agreement includes customary representations and warranties, affirmative and negative covenants, and events of default, including maintenance of interest coverage and leverage ratios and restrictions on dividends. Under the Credit Agreement, the Company has also agreed, among other things, to:
•	complete the publicly announced restatement of its financial statements for the periods from January 1, 2000 through March 31, 2004 and file its 2004 Annual Report on Form 10-K with the Securities and Exchange Commission for the Company’s fiscal year ended 2004, in each case on or before December 31, 2005; and

•	limit the aggregate capital expenditures of itself and its subsidiaries to less than $75,000,000 in any fiscal year until the Company maintains an investment grade rating of BBB- or higher, as determined by Standard & Poor’s Ratings Services, and Baa3 or higher, as determined by Moody’s Investors Service, Inc. (an “Investment Grade Rating”), for the Company’s senior unsecured, non-credit-enhanced long-term debt.

     The Company’s obligations under the Credit Agreement are guaranteed by certain domestic subsidiaries of the Company. The Company’s obligations under the Credit Agreement are secured by the assets of the Company and certain of its domestic subsidiaries. The Lenders have agreed to release the collateral if the Company achieves an Investment Grade Rating for the Company’s senior unsecured, non-credit-enhanced long-term debt for 90 consecutive days and certain other conditions are met.
     A copy of the Credit Agreement is attached hereto as Exhibit 10.1. The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement and the transactions contemplated therein, and is qualified in its entirety by reference to the attached copy of the agreement.
Item 1.02. Termination of a Material Definitive Agreement.
     The information set forth above under Item 1.01 regarding the termination of the Existing Credit Agreement and the Company’s Letter of Credit Facility dated as of July 28, 2004 by and among Calyon New York Branch, as administrative agent, the lenders party thereto, the Company and certain of its subsidiaries and the redemption of the Senior Subordinated Notes is hereby incorporated by reference into this Item 1.02.
Item 2.02. Results of Operations and Financial Condition
     On August 16, 2005, the Company issued a press release announcing the Company’s expected expenses in 2005 relating to the chief executive officer transition and certain stock compensation actions. The press release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent as shall be expressly set forth by specific reference in such filing.
Item 2.03. Creation of a Direct Financial Obligation.
     The information set forth above under Item 1.01 regarding the Credit Agreement is hereby incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits

Exhibit
Number	Description
10.1	Credit Agreement dated as of August 12, 2005 among the Company, the lenders referred therein, and Bank of America, N.A., as swingline lender, administrative agent and collateral agent.

99.1	Press release issued by the Company on August 16, 2005.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLOWSERVE CORPORATION

By:	/s/ Ronald F. Shuff

Ronald F. Shuff
Vice President, Secretary and General Counsel
Date: August 17, 2005

Exhibit Index

Exhibit
Number	Description
10.1	Credit Agreement dated as of August 12, 2005 among the Company, the lenders referred therein, and Bank of America, N.A., as swingline lender, administrative agent and collateral agent.

99.1	Press release issued by the Company on August 16, 2005.

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